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                                                                   EXHIBIT 10.29


                                 PROMISSORY NOTE

L100,000.00                                                    December 22, 1996
                                                                Atlanta, Georgia

     FOR VALUE RECEIVED, on or before April 30, 1999 (the "Maturity Date"), the undersigned, CHRISTOPHER R. LANE ("Obligor"), promises to pay to the order of TSW INTERNATIONAL, INC., a Georgia corporation (together with any subsequent holder or transferee hereof, "Holder"), at 3301 Windy Ridge Parkway, Atlanta, Georgia, or at such other place as Holder may from time to time designate in writing, the principal sum of ONE HUNDRED THOUSAND AND NO/100 ENGLISH POUNDS (L100,000.00), together with accrued interest on so much thereof as from time to time shall be outstanding and unpaid, accruing on and after the date hereof at the rate of six percent (6%) per annum, expressed in simple interest terms and computed on a three hundred sixty-five (365)-day year.

     Interest payments hereunder shall be due and payable: (i) on April 30, 1997 and April 30, 1998 and (ii) at maturity of the Loan, whether by reason of acceleration, payment, prepayment or otherwise, as provided in Section 1.3(b) of that certain Loan Agreement of even date herewith by and between Obligor and Holder (the "Loan Agreement"). Notwithstanding anything to the contrary herein or in the Loan Agreement, the outstanding principal balance hereof and all accrued interest thereon must be paid in full no later than the Maturity Date.

     Obligor may be required to prepay the outstanding principal balance hereof, together with all accrued interest thereon, in accordance with the terms and conditions set forth in Section 1.2(c) of the Loan Agreement. Obligor shall also be entitled, at any time and from time to time, without the consent of Holder and without paying any penalty or premium therefor, to prepay all or any portion of the outstanding principal balance hereof, together with all accrued interest thereon.

     As collateral security for its payment obligations hereunder and under the Loan Agreement, Obligor has assigned his rights to purchase (i) eighty-eight thousand eight hundred and eighty-eight (88,888) shares of Holder's One Cent ($.01) par value common stock ("Common Stock") under that certain Stock Option Agreement dated as of August 17, 1994, by and between Obligor and Holder; (ii) eighty-one thousand four hundred and twelve (81,412) shares of Common Stock under that certain Stock Option Agreement, dated as of August 17, 1994, by and between Obligor and Holder; (iii) sixty thousand six hundred and thirty-four (60,634) shares of Common Stock under that certain Stock Option Agreement, dated as of May 4, 1995, by and between Obligor and Holder; (iv) twenty-one thousand eight hundred and seventy-five (21,875) shares of Common Stock under that certain Stock Option Agreement, dated as of November 4, 1996 by and between Obligor and Holder, and (v) seventy-six thousand (76,000) shares of Common Stock under that certain Stock Option Agreement, dated as of December 11, 1996, by and between Obligor and Holder, pursuant to that Collateral Assignment of even date herewith by and between Obligor and Holder, which is incorporated herein by reference (the "Assignment").

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     Upon the occurrence of an "Event of Default" under the Loan Agreement or the Assignment, (i) Holder shall have the right to declare the entire outstanding principal balance hereof and all accrued interest thereon to be immediately due and payable; and (ii) Holder shall be entitled to seek and obtain all available remedies and damages, whether existing in law, in equity, hereunder or under the Loan Agreement or the Assignment.

     No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note. Waiver of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     This Note shall be governed by and construed in accordance with the laws of the State of Georgia and shall be binding upon Obligor, and inure to the benefit of Holder, and their permitted heirs, successors and assignees.

     Time is of the essence in the payment and performance of this Note. Obligor waives presentment, demand for payment, notice of dishonor, notice of protest, protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal as of the day and year first above written.


                                   "Obligor"


                                   /s/ Christopher R. Lane   (SEAL)
                                   --------------------------
                                   Christopher R. Lane


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